Exhibit 99.1

News Release

Graham Corporation ◆ 20 Florence Avenue ◆ Batavia, NY 14020

IMMEDIATE RELEASE

Graham Corporation Announces Webinar to Present Corporate Strategy and

Fourth Quarter Fiscal Year 2022 Financial Results

•	Preliminary revenue and adjusted EBITDA in line with guidance provided in February

•	Launches new corporate brand and website

BATAVIA, NY, June 2, 2022 – Graham Corporation (NYSE: GHM), a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy and process industries, announced that it will present the Company’s new strategic plan and review its fourth quarter fiscal year 2022 financial results on Thursday, June 9, 2022.

During the discussion, Daniel J. Thoren, President and CEO and Christopher J. Thome, CFO, will discuss results for the fourth quarter and full year fiscal 2022 and provide details of the Company’s progress to leverage Graham’s diversified business. Graham’s new strategy and near and long-term outlook will also be discussed. The strategic plan and financial results will be released after the close of financial markets on Wednesday, June 8, 2022.

The Company also announced that it has rebranded with a new logo and website to reflect the changes being made at Graham Corporation to reflect the reenergized organization.

Mr. Thoren, commented, “These are exciting times at Graham as we roll out our new strategy, advance critical U.S. Navy projects at both our operations, and reenergize the earnings power in our legacy business. We have developed a new logo to reflect the new organization and launched a website that we believe better captures our future. We look forward to discussing our progress and potential during our webinar.”

The Company noted that preliminary revenue and adjusted EBITDA for fiscal 2022 is in line with guidance provided on February 7, 2022. Guidance for revenue was in the range of $120 million to $125 million and adjusted EBITDA was expected to be a loss of $5 million.

Corporate Strategy and Financial Results Webinar

•	Thursday, June 9, 2022 at 11:00 a.m. Eastern Time

•	Participants may pre-register for the event here: Graham Corp. registration Link

•	Internet webcast link and accompanying slide presentations will be available here: Graham Strategy Briefing and Fourth Quarter Fiscal 2022 Results

A question-and-answer session will follow the presentations. Questions may be submitted through the webinar portal or, alternatively, a teleconference number will be provided to ask any questions live at the event.

A webcast replay will be available on the Company’s website at ir.grahamcorp.com, where a transcript will also be posted once available.

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Graham Corporation Announces Webinar to Present Corporate Strategy and Fourth Quarter Fiscal Year 2022 Financial Results

June 2, 2022

ABOUT GRAHAM CORPORATION

Graham is a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy and process industries. The Graham Manufacturing and Barber-Nichols’ global brands are built upon world-renowned engineering expertise in vacuum and heat transfer, cryogenic pumps and turbomachinery technologies, as well as its responsive and flexible service and the unsurpassed quality customers have come to expect from the Company’s products and systems.

Graham routinely posts news and other important information on its website, www.grahamcorp.com, where additional information on Graham Corporation and its businesses can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “outlook,” “anticipates,” “believes,” “implies”, “could,” “opportunities,” “plans,” ”may,” “will,” “should,” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, its ability and the timing needed to address challenges in its defense business, including at the Batavia, NY operations, profitability of future projects, the development and impact of better documentation of build processes and pricing models, its ability to meet customers’ delivery expectations, the future impact of low margin defense projects and related cost overruns, expected expansion and growth opportunities within its domestic and international markets, anticipated revenue, adjusted EBITDA, adjusted EBITDA margins, and SG&A expenses, the timing of conversion of backlog to sales, market presence, profit margins, tax rates, foreign sales operations, its ability to improve cost competitiveness and productivity, customer preferences, changes in market conditions in the industries in which it operates, labor constraints, the effect on its business of volatility in commodities prices, including, but not limited to, changes in general economic conditions and customer behavior, forecasts regarding the timing and scope of the economic recovery in its markets, its acquisition and growth strategy and its operations in China, India and other international locations, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission, included under the heading entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Christopher J. Thome	Deborah K. Pawlowski
Vice President - Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908
dpawlowski@keiadvisors.com

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